Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

NF Investors, Inc. and Subsidiaries (Successor Company)

For Each of the Three Operating Periods in the Period Ended

January 3, 2010, and

Nursefinders, Inc. and Subsidiaries (Predecessor Company)

For the Period from January 1, 2007 through August 9, 2007

With Report of Independent Auditors

NF Investors, Inc. and Subsidiaries

Consolidated Financial Statements

For Each of the Four Operating Periods Ended January 3, 2010

Report of Independent Auditors

The Stockholders

NF Investors, Inc.

We have audited the accompanying consolidated balance sheets of NF Investors, Inc. and subsidiaries (the Successor Company) as of January 3, 2010 and December 28, 2008, and the related consolidated statements of operations, cash flows, and stockholders’ equity and comprehensive income (loss) for the operating periods from December 29, 2008 through January 3, 2010, December 31, 2007 through December 28, 2008, and August 8, 2007 through December 30, 2007 (the Operating Periods) for the Successor Company. We have also audited the accompanying consolidated statements of operations and cash flows for Nursefinders, Inc. (the Predecessor Company) for the operating period from January 1, 2007 through August 9, 2007 (the Predecessor Operating Period). These consolidated financial statements are the responsibility of the NF Investors, Inc.’s and Nursefinders, Inc.’s (the Company’s) management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NF Investors, Inc., and subsidiaries at January 3, 2010, and December 28, 2008, and the consolidated results of operations and cash flows for the Operating Periods then ended and the Operating Period ended December 30, 2007, and the consolidated results of operations and cash flows of Nursefinders, Inc. for the Predecessor Operating Period from January 1, 2007 through August 9, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

March 29, 2010

NF Investors, Inc. and Subsidiaries

Consolidated Balance Sheets

	January 3, 2010	December 28, 2008
Assets
Current assets:
Cash	$372,251	$2,313,051
Restricted cash	54,174	611,702
Accounts receivable, net	55,942,848	60,639,256
Prepaid expenses and other current assets	3,277,763	3,903,098

Total current assets	59,647,036	67,467,107

Property and equipment, net	5,954,344	5,259,823
Intangible assets, net	97,758,992	104,845,549
Goodwill	146,754,360	146,754,360
Other assets	2,301,846	1,783,047

Total assets	$312,416,578	$326,109,886

NF Investors, Inc. and Subsidiaries

Consolidated Balance Sheets (continued)

	January 3, 2010	December 28, 2008
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,574,572	$1,941,572
Accrued liabilities	40,640,162	42,796,096
Current maturities of long-term debt	930,000	2,154,000

Total current liabilities	47,144,734	46,891,668

Long-term debt, less current maturities	121,042,087	134,683,500
Other long-term liabilities	39,441,311	42,316,973

Total liabilities	207,628,132	223,892,141

Commitments and contingencies

Redeemable preferred stock, Series C, $.001 par value; 10,000 shares issued and outstanding, including accrued dividends of $3,191,750 (see Note 11)	13,191,750	11,275,000

Stockholders’ equity:
Preferred stock, $.001 par value; issuable in series; 1,500,000 shares authorized:	166	158

Series A convertible, 165,873.940 shares issued and 165,165.536 shares outstanding at January 3, 2010; 157,603.016 shares issued and 156,894.612 shares outstanding at December 28, 2008 (liquidation preference, including accumulated dividends, $195,115,253 at January 3, 2010 and $184,979,168 at December 28, 2008)

Series B convertible, 228.818 shares issued and outstanding at January 3, 2010; 8.828 shares issued and outstanding at December 28, 2008	—	—
Common stock, $0.001 par value; 1,500,000 shares authorized, none outstanding	—	—
Additional capital	162,280,312	159,935,967
Treasury stock, at cost (708.404 shares of Series A preferred stock)	(708,404)	(708,404)
Accumulated other comprehensive loss, net of tax	(3,216,003)	(4,466,518)
Accumulated deficit	(66,759,375)	(63,818,458)

Total stockholders’ equity	91,596,696	90,942,745

Total liabilities and stockholders’ equity	$312,416,578	$326,109,886

See accompanying notes.

NF Investors, Inc. and Subsidiaries

Consolidated Statements of Operations

	Successor Company			Predecessor Company
	Operating Period
	December 29, 2008 through January 3, 2010	December 31, 2007 through December 28, 2008	August 8, 2007 through December 30, 2007	January 1, 2007 through August 9, 2007
Revenue:
Nurse staffing services	$133,537,571	$165,227,430	$69,897,967	$89,983,213
Allied staffing services	69,637,035	99,347,207	25,704,285	40,841,993
Patient care nursing services	65,043,632	67,213,084	25,838,798	37,952,458
Physician staffing services	32,976,985	31,563,648	11,574,067	18,902,472
Franchise royalties and fees	1,470,860	1,685,499	687,689	1,042,703

Total revenue	302,666,083	365,036,868	133,702,806	188,722,839

Operating expenses:
Cost of services	211,014,839	259,813,130	95,547,472	132,199,957
Selling, general, and administrative	76,327,685	83,297,924	29,945,483	44,314,019
Depreciation and amortization	10,352,596	9,407,865	3,030,644	2,708,571
Impairment charges	—	68,207,640	—	—

Total operating expenses	297,695,120	420,726,559	128,523,599	179,222,547

Gain on loan modification	4,658,511	—	—	—

Income (loss) from operations	9,629,474	(55,689,691)	5,179,207	9,500,292

Transaction-related expense	—	—	—	18,119,266
Interest expense	11,785,242	12,282,498	5,714,233	7,754,331

Loss before income taxes	(2,155,768)	(67,972,189)	(535,026)	(16,373,305)
Income tax (benefit) expense	(1,131,601)	(6,254,918)	291,161	—

Net loss	$(1,024,167)	$(61,717,271)	$(826,187)	$(16,373,305)

See accompanying notes.

NF Investors, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss) (Successor Company)

	Preferred Stock – Series A		Preferred Stock – Series B		Additional Capital	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at August 8, 2007	—	$—	—	$—	$—	$—	$—	$—	$—
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(826,187)	(826,187)
Unrealized loss on derivatives	—	—	—	—	—	—	(1,316,203)		(1,316,203)

Comprehensive loss									(2,142,390)
Issuance of Serries A convertible preferred stock	133,753.480	134	—	—	133,753,346	—	—	—	133,753,480
Grant of Series B preferred stock options	—	—	—	—	2,280,167	—	—	—	2,280,167

Balance at December 30, 2007	133,753.480	134	—	—	136,033,513	—	(1,316,203)	(826,187)	133,891,257

Comprehensive loss:
Net loss	—	—	—	—	—	—	—	(61,717,271)	(61,717,271)
Unrealized loss on derivatives	—	—	—	—	—	—	(3,150,315)	—	(3,150,315)

Comprehensive loss									(64,867,586)
Sale of Series A preferred stock	23,849.536	24	—	—	23,849,512	—	—	—	23,849,536
Exercise of Series B preferred stock options	—	—	8.828		1,350	—	—	—	1,350
Repurchase of Series A preferred stock	—	—	—	—	—	(708,404)	—	—	(708,404)
Dividends accrued on redeemable Series C preferred stock			—	—	—			(1,275,000)	(1,275,000)
Stock-based compensation			—	—	51,592				51,592

Balance at December 28, 2008	157,603.016	158	8.828	—	159,935,967	(708,404)	(4,466,518)	(63,818,458)	90,942,745

Comprehensive income:
Net loss	—	—	—	—	—	—	—	(1,024,167)	(1,024,167)
Unrealized gain on derivatives (net of tax)							1,250,515		1,250,515

Comprehensive income									226,348
Exercise of Series B preferred stock options	—	—	219.990	—	17,754	—	—	—	17,754
Issuance of Series A convertible preferred stock and warrants in connection with loan modification	8,270.924	8	—	—	2,257,520	—	—	—	2,257,528
Dividends accrued on redeemable Series C preferred stock	—	—	—	—	—	—	—	(1,916,750)	(1,916,750)
Stock-based compensation	—	—	—	—	69,071	—	—	—	69,071

Balance at January 3, 2010	165,873.940	$166	228.818	$—	$162,280,312	$(708,404)	$(3,216,003)	$(66,759,375)	$91,596,696

See accompanying notes.

NF Investors, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Successor Company			Predecessor Company
	Operating Period
	December 29, 2008 through January 3, 2010	December 31, 2007 through December 28, 2008	August 8, 2007 through December 30, 2007	January 1, 2007 through August 9, 2007
Operating activities
Net loss	$(1,024,167)	$(61,717,271)	$(826,187)	$(16,373,305)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment charges	—	68,207,640	—
Depreciation and amortization	10,415,414	9,407,865	3,030,644	2,708,571
Amortization of deferred financing costs	276,925	241,834	91,605	500,965
Amortization of debt discount	148,587	—	—	182,278
Noncash transaction-related expense	—	—	—	18,119,266
Noncash interest expense	—	—	—	1,080,738
Stock-based compensation	69,071	51,592	—	—
Deferred income tax benefit	(766,445)	(6,384,000)	—	—
(Gain) loss on disposal of property and equipment	(62,818)	70,949	—	(221)
Gain on loan modification	(4,658,511)	—	—	—
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash surrender value of life insurance and deferred compensation plan	—	484,274	(79,475)	(253,988)
Restricted cash collateral	557,528	139,428	269,173	483,619
Accounts receivable, net	4,696,408	(1,364,874)	4,659,055	1,590,240
Prepaid expenses and other current assets	625,335	184,449	(1,176,186)	2,310,696
Other assets	(518,798)	(27,817)	10,803	123,750
Accounts payable and accrued liabilities	(1,734,928)	1,299,612	1,400,644	(5,077,880)
Other long-term liabilities	(858,702)	(2,422,446)	3,047,339	(2,119,087)

Net cash provided by operating activities	7,164,899	8,171,235	10,427,415	3,275,642

Investing activities
Purchases of property and equipment	(3,268,036)	(2,822,825)	(1,205,029)	(727,177)
Proceeds from sale of assets	110,000	—	—	—
Payments for acquisition of NAC, net of cash acquired	—	—	(234,482,783)	—
Purchase price adjustment for NFAC acquisition	—	457,625	—	—
Payments for acquisition of ROC, net of cash acquired	—	(44,358,720)	—	—

Net cash used in investing activities	(3,158,036)	(46,723,920)	(235,687,812)	(727,177)

NF Investors, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

	Successor Company			Predecessor Company
	Operating Period
	December 29, 2008 through January 3, 2010	December 31, 2007 through December 28, 2008	August 8, 2007 through December 30, 2007	January 1, 2007 through August 9, 2007
Financing activities
(Payments on) proceeds from cash overdrafts	$3,186,127	$(215,407)	$(103,993)	$23,801
Payoff of previous credit facility	—	—	(1,589,736)	—
Proceeds from senior term loans	—	—	138,000,000	—
Proceeds from senior line of credit	—	19,650,000	—	—
Payments on senior line of credit	—	(19,650,000)	—	—
Payments on senior term loans	(7,364,000)	(697,500)	(465,000)	(1,941,490)
Payoff of interest rate swap arrangement				(386,000)
Payments for debt financing	(1,685,072)	(61,848)	(1,399,053)	(3,999)
Payments for stock issuance	(102,472)	—	—	—
Capital contributions	—	—	99,516,188	—
Repurchase of Series A preferred stock	—	(708,404)	—	—
Proceeds from issuance of Series A preferred stock	—	23,849,536	—	—
Proceeds from issuance of Series B preferred stock	17,754	—	—	—
Proceeds from issuance of Series C redeemable preferred stock	—	10,000,000	—	—
Proceeds from exercise of Series B preferred stock options	—	1,350	—	—

Net cash (used in) provided by financing activities	(5,947,663)	32,167,727	233,958,406	(2,307,688)

Net (decrease) increase in cash	(1,940,800)	(6,384,958)	8,698,009	240,777
Cash at beginning of operating period	2,313,051	8,698,009	—	2,863,954

Cash at end of operating period	$372,251	$2,313,051	$8,698,009	$3,104,731

NF Investors, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (continued)

	Successor Company				Predecessor Company
	Operating Period
	December 29, 2008 through January 3, 2010	December 31, 2007 through December 28, 2008	August 8, 2007 through December 30, 2007		January 1, 2007 through August 9, 2007
Supplemental disclosure of cash flow information
Cash paid for interest	$10,689,810	$12,362,607		$4,117,427	$7,211,288

Cash paid for income taxes	$264,616	$644,115		$207,049	$—

Supplemental disclosure of noncash financing activities
Issuance of Series A preferred stock in connection with the contribution of NHS	$—	$—		$33,390,306	$—

Issuance of Series B preferred stock options in connection with the acquisition	$—	$—		$2,280,167	$—

Issuance of Preferred Stock in connection with the acquisition and rollover of management shares in NAC	$—	$—		$846,986	$—

Dividends accrued on Series C redeemable preferred stock	$1,916,750	$1,275,000		$—	$—

Issuance of Series A preferred stock and warrants in connection with loan modification	$2,360,000	$—		$—	$—

Fair value adjustments related to NFAC acquisition:
Accounts receivable	$—	$412,971		$—	$—
Prepaid expenses and other current assets	—	78,258		—	—
Accounts payable and accrued liabilities	—	(141,073)		—	—
Other long-term liabilities	—	(466,181)		—	—

	$—	$(116,025)	$		$—

See accompanying notes.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

January 3, 2010

1. Organization and Business

NF Investors, Inc. (NFI) (the Successor Company), a Delaware corporation, was formed on August 8, 2007, in connection with the acquisition of the outstanding stock of NFAC on August 9, 2007, by NFI’s wholly owned subsidiary, NF Holdings, Inc. (Holdings). Holdings directly or indirectly owns 100% of Nursefinders, Inc.; Club Staffing, Inc.; Linde Healthcare Staffing, Inc. (Linde); National Healthcare Staffing, L.L.C.; Radiologic Enterprises, Inc. (ROC); B.C.P. Inc.; and NF Services, Inc.

Nursefinders, Inc. and subsidiaries (the Predecessor Company), a Texas corporation, was a wholly owned subsidiary of Nursefinders Acquisition Corporation (NFAC), which was a wholly owned subsidiary of NF Acquisition Corporation (NAC). The Predecessor Company owned 100% of B.C.P., Inc., NF Services, Inc., Linde Healthcare Staffing, Inc. and Jim Kendall & Associates, LLC (collectively Linde) and Staffco Holdings, Inc (Club Staffing).

The Company refers to the operations of the Successor and Predecessor Companies.

Effective August 9, 2007, the stock of NAC was sold to NF Holdings Corporation (NHC) for the purchase price of $236,470,000 and all of the existing long-term debt was paid off (the Sale). The financial statements of the Predecessor Company reflect the results of operations and cash flows for the Predecessor Company on a historical cost basis for the period from January 1, 2007 through August 9, 2007, prior to the Sale. Costs incurred by NAC in connection with the Sale are reflected as transaction-related expense in the consolidated statement of operations. These costs include the following:

Stock and bonus compensation	$8,928,151
Transaction advisory costs	7,766,635
Legal and professional fees	1,194,316
Other	230,164

$18,119,266

The purchase price of NAC consisted of approximately $233,343,000 in cash, direct expenses of approximately $2,719,000, 846.986 shares of NFI Series A Convertible Preferred Stock valued at $846,986, and a grant of fully vested options to purchase 2,710.415 shares of NFI Series B Preferred Stock valued at approximately $2,280,167. The value of the NFI Series A Preferred Stock and the options to purchase Series B Preferred Stock were based on the amounts received

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Organization and Business (continued)

from the issuance of stock in connection with the formation of NFI. The cash portion of the purchase price was financed through the issuance of 99,516.188 shares of NFI Series A Preferred Stock and the proceeds of $138,000,000 from a senior secured credit facility.

Simultaneously with the acquisition of NAC, the ownership interest of National Healthcare Staffing, LLC (NHS) was contributed by its investors (which included a minority investor in NFI) to Holdings and was subsequently merged into a subsidiary of NFI. The investor group received a total of 33,390.306 shares of NFI Series A Preferred Stock valued at $1,000 per share, which is the same value received by NFI in its initial issuance of equity (see Note 12). Also in connection with the contribution of NHS, the Company granted options to acquire 85.57 shares of Series A Preferred Stock at an exercise price of $1,471 per share.

The total consideration was $275,079,000, which consisted of $230,000,000 of purchase price, $6,470,000 of working capital adjustments, $2,719,000 of transaction costs, and $35,890,000 of value related to the contribution of NHS.

As of December 30, 2007, the preliminary allocation of the purchase price was as follows:

Fair value of tangible assets acquired	$71,270,000
Customer lists	28,100,000
Databases	1,840,000
Non-compete agreements	6,370,000
Trademarks	78,400,000
Goodwill	174,042,000
Liabilities assumed	(55,151,000)
Deferred tax liabilities	(29,792,000)

Total purchase price	$275,079,000

Certain adjustments, which reduced goodwill by $573,650, were made to the preliminary allocation in 2008, as discussed in Note 7.

Following these transactions, NFI directly or indirectly owns NF Holdings, Inc., Nursefinders, Inc., Club Staffing, Inc., Linde Healthcare, Inc., B.C.P. Inc., NHS and its wholly owned subsidiary M&E Affiliates, and NF Services, Inc. (collectively, the Company). The Company’s fiscal operating period ends on the Sunday nearest to December 31. The periods covered under

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Organization and Business (continued)

this report are comprised of the periods from January 1, 2007 through August 9, 2007 (which relates to the Predecessor Operating Period), August 8, 2007 through December 30, 2007, December 31, 2007 through December 28, 2008, and December 29, 2008 through January 3, 2010 (the Successor Operating Period).

The Company is a national provider of per diem nurse, allied, and physician (locum tenens) staffing services to hospitals, nursing homes, physician practices, medical clinics, outpatient surgery centers, corporations, insurers, and individuals. The Company also provides home health care services to individuals with acute care illness, long-term chronic health conditions, permanent disabilities, terminal illnesses, and post-procedural needs. The Company’s home health care services are subject to extensive federal, state, and local laws and regulations. Such laws and regulations include federal Medicare and state licensing requirements, periodic audits by government agencies, and mandatory compliance with federal and state antifraud, anti-abuse, and anti-kickback statutes and regulations. The Company operates through a network of Company-owned and franchised offices.

Principles of Consolidation

The consolidated financial statements of the Successor Company include the accounts of NFI and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation. The consolidated financial statements of the Predecessor Company include the accounts of Nursefinders, Inc. and its wholly owned subsidiaries.

2. Summary of Significant Accounting Policies

Recognition of Revenue

Staffing and patient services revenue is recognized upon the performance of services. Physician placement fee revenue is recognized when employment candidates accept offers of permanent employment. Allowances are established to estimate losses due to a placed candidate not fulfilling the required employment period. The Company recognizes reimbursements received for out-of-pocket expenses incurred as revenue. Revenue also includes royalties and fees for services provided pursuant to the specific terms of franchise agreements.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Under franchise agreements, the Company provides general training, operating assistance, site selection, and marketing programs. In exchange for these services, the Company receives an initial fee and royalty revenue generally based on 5% of the franchisees’ patient and staffing services revenue. Franchise royalty revenue is recognized upon performance of patient or staffing service by the franchisee. Franchise agreements have a five-year operating term with renewal provisions. As of January 3, 2010 and December 28, 2008, 17 offices were operating under franchise agreements, while at December 30, 2007 and August 9, 2007, 16 offices were operating under franchise agreements.

For sales arrangements in which the Company acts as a principal in the transaction and has risks and rewards of ownership, the Company reports gross revenues and gross direct costs. Under arrangements where the Company acts as an agent, the revenues are reported on a net basis.

Restricted Cash

At January 3, 2010 and December 28, 2008, restricted cash of approximately $54,000 and $612,000, respectively, is held as collateral for escrow amounts payable to former shareholders of NHS and an outstanding letter of credit.

Advertising Costs

Costs related to advertising are expensed as incurred. Advertising costs charged to expense for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, were approximately $1,322,000, $1,995,000, $571,000, and $757,000, respectively.

Income Taxes

Deferred tax assets and liabilities are provided to account for the difference between the financial reporting and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to affect taxable income. Valuation allowances are recorded to offset the net deferred tax assets until it is determined that it is more likely than not that the net deferred tax assets will be realized. Beginning in 2008, the Company provides related reserves, where applicable, in accounting for uncertain tax positions. Interest and penalties associated with reserves for uncertain tax positions are classified in income tax expense in the consolidated statements of operations.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company expenses the estimated fair value of share-based awards over the requisite employee service period. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period. The measurement of stock-based compensation cost is based on several criteria including, but not limited to, input factors to the valuation model such as expected term of the award, stock price volatility, expected forfeiture rates, and risk-free interest rates. The input factors used in the valuation model are based on subjective future expectations combined with management judgment. The Company estimates the fair value of stock options granted using the Black-Scholes valuation model. The Company records stock-based compensation expense only for those awards that are expected to vest. The fair value of equity awards granted is amortized on a straight-line basis over the requisite service periods of the awards, which are the vesting periods. No excess tax benefit has been recognized related to stock-based compensation because none was realized due to the Company’s loss carryforwards.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets, which generally range from three to seven years. Leasehold improvements are stated at cost and amortized over the shorter of the lease term or the useful lives of the improvements. Expenditures for maintenance and repairs are charged to expense as incurred.

Certain software development costs for internally developed software are capitalized. These capitalized costs include software purchased for internal use, consulting services, and costs for personnel associated with programming, coding, and testing such software during the application development stage. Amortization of capitalized software costs begins when the software is placed into service and is included in depreciation and amortization expense. Software development costs are amortized using the straight-line method over three to seven years.

Goodwill and Other Intangible Assets

Goodwill is recorded when the cost of an acquired company exceeds the fair value of the identified net assets acquired. The Company does not amortize goodwill or intangible assets with indefinite useful lives, but instead tests for impairment at least annually. Identifiable intangible

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

assets comprise customer lists, databases, noncompete agreements, and trade names. Intangible assets with definite lives are amortized using the straight-line method over their estimated useful lives, which range from five to seven years.

The Company has two reporting units: nursing and allied staffing services (NAS), and physician staffing services (PSS). The Company allocated goodwill to each reporting unit based on the estimated relative fair value at date of acquisition. The Company conducts an annual review for impairment during the fourth quarter of its fiscal year by performing a fair value analysis of each reporting unit. Impairment for goodwill and intangible assets with indefinite lives exists if the net book value of the goodwill or intangible asset exceeds its fair value.

Long-Lived Assets

Long-lived assets, including intangible assets with definite useful lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if an impairment is indicated by its carrying amount not being recoverable through undiscounted cash flows. The impairment loss is the difference between the carrying amount and the fair value of the asset estimated using discounted cash flows. There were no indicators of impairment in the Company’s long-lived assets during the Operating Periods.

New Accounting Pronouncements

Fair Value Measurements. The Company adopted the FASB pronouncement under ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) relating to fair value measurements for nonfinancial assets and liabilities on December 29, 2008. This pronouncement provides guidance for using fair value to measure assets and liabilities and only applies when other pronouncements require or permit the fair value measurement of assets and liabilities. It does not expand the use of fair value measurement. The adoption of this pronouncement did not have a material impact on the Company’s consolidated financial statements.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Disclosures of Derivative Instruments and Hedging Activities. The Company adopted the FASB pronouncement under ASC 815-10, Derivatives and Hedging (formerly SFAS No. 161, Derivative Instruments and Hedging Activities) on December 29, 2008. This pronouncement requires entities to provide enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted, and how derivative instruments and related hedged items affect an entity’s financial statements. The adoption of this pronouncement had no significant impact on the Company’s consolidated financial statements.

Accounting Standards Codification. In June 2009, the FASB issued pronouncements under ASC 825-10, Generally Accepted Accounting Principles (formerly SFAS No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles). ASC 825-10 established a single official source of authoritative United States accounting and reporting standards for all nongovernmental entities and changed the referencing and organization on financial standards. On January 3, 2010, the Company adopted ASC 825-10, which had no impact on the consolidated financial statements.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Accounts Receivable

Accounts receivable as of January 3, 2010 and December 28, 2008, consist of the following:

	January 3, 2010	December 28, 2008
Trade accounts receivable	$56,273,801	$61,140,985
Franchise royalties receivable	73,798	75,931
Other	673,843	424,910

	57,021,442	61,641,826
Less allowance for doubtful accounts	1,078,594	1,002,570

Accounts receivable, net	$55,942,848	$60,639,256

Trade accounts receivable comprises outstanding billings for staffing services and patient receivables due from hospitals and health systems, physician groups, Medicare, Medicaid, nongovernmental third-party payers, and private payers. The Company maintains an allowance for doubtful accounts for estimated losses based on historical trends. Bad debt expense for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, was approximately $343,000, $1,233,000, $605,000, and $584,000, respectively, and is included in selling, general, and administrative expense.

4. Property and Equipment

Property and equipment as of January 3, 2010 and December 28, 2008, consist of the following:

	January 3, 2010	December 28, 2008
Furniture and equipment	$3,365,250	$3,046,722
Software	6,474,849	3,120,556
Leasehold improvements	899,745	815,373
Construction in process	245,996	939,666

	10,985,840	7,922,317
Less accumulated depreciation and amortization accounts	5,031,496	2,662,494

Accounts receivable, net	$5,954,344	$5,259,823

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Property and Equipment (continued)

Depreciation and amortization expense of property and equipment totaled approximately $2,552,000, $2,153,000, $723,000, and $1,199,000 for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007.

5. Investment in THSS

In June 2009, Nursefinders, Inc. entered into a joint venture agreement with Texas Health Resources (THR) and created Texas Health SingleSource Staffing, L.L.C. (THSS) for the purpose of recruiting and managing contract nurse and allied health care professionals for THR’s system of hospitals. Nursefinders owns 40% of the member interests of THSS and records its investment using the equity method. The Company’s share of losses during the Operating Period ended January 3, 2010, totaled $100,000, representing its maximum annual loss, and is included in selling, general, and administrative expense. The Company’s investment in THSS is included in other assets.

6. Acquisition Activity

Effective March 31, 2008, Nursefinders, Inc. acquired the stock of Radiologic Enterprises, Inc. d/b/a Resources On Call. Resources On Call (ROC) was acquired to expand the Company’s allied staffing business. The purchase price consisted of approximately $43,731,000 in cash and approximately $672,000 in direct acquisition costs. The purchase price was financed through the issuance of 23,849.536 shares of NFI Series A Preferred Stock and 10,000 shares of NFI Series C Redeemable Preferred Stock and the proceeds of $6,000,000 from the Company’s senior line of credit. ROC’s results of operations have been included in the consolidated financial statements since March 31, 2008.

Under the purchase method of accounting, the total purchase price was allocated to ROC’s net tangible and intangible assets based upon their estimated fair values as of March 31, 2008. The excess of the purchase price over the estimated fair value of net tangible and intangible assets is recorded as goodwill.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Acquisition Activity (continued)

The allocation of the purchase price of $44,403,000 was as follows:

Accounts receivable	$7,034,104
Fair value of other tangible assets, including cash of $14,493	471,988
Customer lists	11,000,000
Databases	40,000
Non-compete agreements	30,000
Trademarks	4,300,000
Goodwill	25,065,915

Total assets acquired	47,942,007
Net deferred tax liability	1,634,000
Other liabilities assumed	1,904,794

Total purchase price	$44,403,213

The $25,000,000 in goodwill has been assigned to the NAS reporting unit and none of the goodwill is deductible for tax purposes.

7. Goodwill and Intangible Assets

As of January 3, 2010, goodwill and other intangible assets consisted of the following:

	Amortization Period	Gross Carrying Amount	Accumulated Amortization	Total
	(months)
Goodwill		$146,754,360	$—	$146,754,360

Amortizable intangible assets
Customer lists	60/84	39,100,000	(13,439,805)	25,660,195
Databases	60	1,880,000	(901,748)	978,252
Noncompete agreements	60	6,400,000	(3,083,575)	3,316,425
Deferred financing costs	72	2,808,473	(904,353)	1,904,120

		50,188,473	(18,329,481)	31,858,992
Indefinite-lived intangible assets
Trademarks		65,900,000	—	65,900,000

Other intangible assets		$116,088,473	$(18,329,481)	$97,758,992

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Goodwill and Intangible Assets (continued)

As of December 28, 2008, goodwill and other intangible assets consisted of the following:

	Amortization Period	Gross Carrying Amount	Accumulated Amortization	Total
	(months)
Goodwill		$146,754,360	$—	$146,754,360

Amortizable intangible assets
Customer lists	60/84	39,100,000	(7,264,383)	31,835,617
Databases	60	1,880,000	(518,548)	1,361,452
Noncompete agreements	60	6,400,000	(1,778,982)	4,621,018
Deferred financing costs	72	1,460,901	(333,439)	1,127,462

		48,840,901	(9,895,352)	38,945,594
Indefinite-lived intangible assets
Trademarks		65,900,000	—	65,900,000

Other intangible assets		$114,740,901	$(9,895,352)	$104,845,549

Aggregate amortization expense for amortizable intangible assets totaled approximately $7,863,000, $7,255,000, $2,307,000, and $1,509,000 for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, respectively. Amortization of deferred financing costs of approximately $277,000, $242,000, $92,000, and $501,000 for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, respectively, is recorded using the effective interest method as interest expense in the accompanying consolidated financial statements. See Note 8, Long-Term Debt.

The estimated annual aggregate amortization expense for amortizable intangible assets for each of the five succeeding years is as follows:

2010	$8,245,555
2011	8,245,555
2012	7,250,892
2013	5,619,226
2014	2,497,764

$31,858,992

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Goodwill and Intangible Assets (continued)

In the fourth quarter of 2008, in connection with the annual goodwill impairment test, the Company recorded an impairment to its NAS reporting unit goodwill of approximately $51,408,000, which is included in impairment charges on the Company’s consolidated statement of operations for the Operating Period ended December 28, 2008. The impairment test was performed using a combination of discounted cash flow methods, comparable public company analysis and comparable acquisitions analysis. The market comparables component of the impairment test was negatively impacted by the current economic crisis and depressed equity market values. Contributing to the impairment charge, to a lesser extent, was the reduction in projected growth rates within the NAS reporting unit compared to prior projections based on management’s current assessment of the healthcare staffing industry.

The Company performs an annual review for impairment of intangible assets with indefinite lives. An analysis of the trade name value was performed for the NAS reporting unit in connection with the goodwill impairment testing procedures and resulted in an impairment charge of $16,800,000, which is included in impairment charges on the Company’s consolidated statement of operations for the Operating Period ended December 28, 2008.

The following reflects the changes to goodwill for the Operating Period ended December 28, 2008:

Balance at beginning of year	$173,669,735
Acquisition of ROC	25,065,915
Adjustments related to prior year acquisition of NFAC	(573,650)
Impairment charge	(51,407,640)

Balance at end of year	$146,754,360

Adjustments related to the acquisition of NFAC reflect the final allocation of purchase price based on final determination of assets acquired and liabilities assumed.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Long-Term Debt

Long-term debt at January 3, 2010 and December 28, 2008, consists of the following:

	January 3 2010	December 28 2008

Senior line of credit with an interest rate of 7.00% and 6.75% for base rate and Eurodollar loans at January 3, 2010, and 5.50% and 5.40% for base rate and Eurodollar loans at December 28, 2008, is due in full in August 2013. In 2009, the Company modified the debt agreements to change the calculation of interest from prime plus 2.25% to prime plus 3.75% for base rate loans and from Eurodollar rate plus 3.25% to minimum 2.00% Eurodollar rate plus 4.75% for Eurodollar loans. Interest is payable at the first business day after each calendar quarter end for base rate loans and at the end of the interest period, as defined, for Eurodollar loans; secured by substantially all assets of the Company.

	$—	$—

Senior first lien term loan with interest rates consistent with the line of credit above, is due in quarterly principal payments of $232,500 through April 2013. Any unpaid principal is due in full in August 2013. Interest is payable at the first business day after each calendar quarter end for base rate loans and at the end of the interest period, as defined, for Eurodollar loans; secured by substantially all assets of the Company.	84,473,500	91,837,500

Senior second lien term loan, net of discount of $7,501,413 at January 3, 2010, and $0 at December 28, 2008, with an interest rate of 12.25% and 12.00% for base rate loans and Eurodollar loans at January 3, 2010, and 8.75% and 8.65% for base rate and Eurodollar loans at December 28, 2008, is due in full in August 2014. In 2009, the Company modified the debt agreements to change the calculation of interest from prime plus 5.50% to prime plus 9.00% for base rate loans and from Eurodollar rate plus 6.50% to minimum 2.00% Eurodollar rate plus 10.00% for Eurodollar loans. Interest in excess of 2.00% is payable at the first business day after each calendar quarter end for base rate loans and at the end of the interest period, as defined, for Eurodollar loans. Two percent interest per annum is deferred and due in full in August 2014; secured by substantially all assets of the Company.

	37,498,587	45,000,000

	121,972,087	136,837,500
Less current maturities	930,000	2,154,000

Long-term debt, less current maturities	$121,042,087	$134,683,500

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Long-Term Debt (continued)

The senior term loans include a provision requiring mandatory prepayments based on a calculation of excess cash flow as defined. For the Operating Periods ended January 3, 2010 and December 28, 2008, the excess cash flow payment requirement is approximately $0 and $1,224,000, and is reflected in the current maturities of long-term debt.

In November 2009, the Company amended its credit agreements to modify, among other things, the margins on Eurodollar and base rate loans, the amount available under the revolving credit facility, and certain covenant requirements. Pursuant to debt modification accounting guidance, modifications that result in substantially different terms require that the original loan be accounted for as an extinguishment of debt and the amended loan recorded at fair value with the difference, along with certain related fees, recognized as a gain or loss on extinguishment. Based on this guidance, the second lien term loan was determined to be substantially different from the original loan and is therefore accounted for similarly to an extinguishment of debt. The Company recorded the second lien term loan at estimated fair value of $37,350,000 at amendment date and recognized the discount of $7,650,000 as a gain on loan modification reflected in the consolidated statements of operations. The discount will be amortized over the life of the loan using the effective interest method. Amortization of approximately $149,000 is recorded as interest expense in the consolidated statement of operations. The effective interest rate on the second lien term loan is approximately 19%.

The Company incurred costs totaling approximately $4,252,000 related to the loan amendments, including a noncash charge of $2,360,000 related to the issuance of Series A Preferred Stock and warrants. The stock issuance charge and other costs totaling approximately $2,697,000 related to the modifications of the second lien term loan and unamortized deferred financing costs associated with the original second lien term loan of approximately $294,000 were expensed during the Operating Period ended January 3, 2010, and are reflected as a reduction to the gain on loan modification in the consolidated statement of operations. Legal fees of approximately $207,000 were expensed during the Operating Period ended January 3, 2010, and are included in selling, general, and administrative expense.

Costs totaling approximately $1,348,000 were capitalized as deferred financing costs and amortized over the term of the second lien term loan.

Deferred financing costs of approximately $2,808,000 and $1,461,000, less accumulated amortization of approximately $904,000 and $333,000, are recorded in intangible assets at January 3, 2010 and December 28, 2008, respectively.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Long-Term Debt (continued)

The debt instruments contain restrictive covenants which, among other things, restrict payment of dividends, limit additional debt, and require the Company to maintain certain leverage ratios and debt service ratios, as defined. As of January 3, 2010, the Company is in compliance with the restrictive covenants of the debt instruments and expects to be in compliance in fiscal 2010. The credit facility also provides for the issuance of up to $12,200,000 in letters of credit and up to $5,000,000 in additional revolving loans. At January 3, 2010 and December 28, 2008, there were $11,997,400 and $11,414,400, respectively, in letters of credit outstanding related to the Company’s professional liability and workers’ compensation insurance policies. The borrowing capacity on the senior line of credit is limited by a borrowing base comprising a multiple of earnings before interest, taxes, depreciation, and amortization, as defined, less term loan debt. Availability for additional borrowings was approximately $5,000,000 at January 3, 2010, and $8,585,000 at December 28, 2008.

Cash maturities of debt as of January 3, 2010, are as follows:

2010	$930,000
2011	930,000
2012	930,000
2013	81,683,500
2014	45,000,000

Total future cash payments	$129,473,500

9. Accounts Payable and Accrued Liabilities

Accrued liabilities as of January 3, 2010 and December 28, 2008, consisted of the following:

	January 3, 2010	December 28, 2008
Accrued contractors payable	$19,953,798	$20,072,087
Reserve for self-insured claims	4,980,668	5,032,707
Accrued payroll-related costs and benefits	8,836,896	8,760,281
Accrued insurance premium costs	1,166,196	1,766,414
Accrued interest	1,647,426	1,153,773
Other	4,055,178	6,010,834

	$40,640,162	$42,796,096

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9. Accounts Payable and Accrued Liabilities (continued)

Included in accounts payable is approximately $3,912,000 and $726,000, at January 3, 2010 and December 28, 2008, which represents bank overdrafts reclassified from cash, as no right-of-offset exists with the financial institution.

10. Other Long-Term Liabilities

Other long-term liabilities as of January 3, 2010 and December 28, 2008, consisted of the following:

	January 3, 2010	December 28, 2008
Reserve for self-insured claims	$9,500,094	$10,502,891
Deferred compensation	1,959,490	1,242,710
Interest rate swap obligation	2,449,558	4,466,518
Deferred income taxes	25,042,000	25,042,000
Other long-term liabilities	490,169	1,062,854

	$39,441,311	$42,316,973

11. Income Taxes

The income tax benefit consists of the following for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007:

	Successor Company			Predecessor Company
	Operating Period
	December 29, 2008 through January 3, 2010	December 31, 2007 through December 28, 2008	August 8, 2007 through December 30, 2007	January 1, 2007 through August 9, 2007
Current:
Federal	$(565,251)	$–	$–	$–
State	200,095	129,082	291,161	–
Deferred	(766,445)	(6,384,000)	–	–

	$(1,131,601)	$(6,254,918)	$291,161	$–

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The Company’s loss for each Operating Period presented did not generate a tax benefit at the statutory rate of 34%, primarily due to unbenefitted losses for all Operating Periods presented.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

Deferred taxes are comprised primarily of the difference in the tax and book bases of assets and liabilities, including goodwill and other intangible assets, reserves for self-insured claims, deferred compensation, and net operating tax loss carryforwards. Deferred tax assets and liabilities consisted of the following at January 3, 2010 and December 28, 2008:

	January 3, 2010	December 28, 2008
Current deferred tax assets	$1,225,866	$2,476,219
Current deferred tax liabilities	(72,810)	(71,235)

	1,153,056	2,404,984

Long-term deferred tax assets	35,781,660	34,825,387
Long-term deferred tax liabilities	(39,075,640)	(39,146,956)

	(3,293,980)	(4,321,569)

Net deferred tax asset	(2,140,924)	(1,916,585)
Valuation allowance	(22,901,076)	(23,125,415)

Net deferred tax liability	$(25,042,000)	$(25,042,000)

The Successor Company has net operating loss tax carryforwards of approximately $68,000,000 and $63,400,000 as of January 3, 2010 and December 28, 2008, respectively, which expire at various dates through 2029. The net operating loss tax carryforwards are subject to limitations under Section 382 of the Internal Revenue Code. As a result of this limitation, the Successor Company believes that approximately $20,100,000 will expire unused. The Successor Company records a full valuation allowance, as it is uncertain whether the deferred tax asset will be realized in future periods. The net deferred tax liability of $25,042,000 at January 3, 2010 and December 28, 2008, relates to tradenames. The Successor Company does not have tax basis in these intangibles and the intangibles have indefinite lives and are not amortized.

The Successor Company recorded a non-cash deferred income tax benefit of approximately $766,000 and $6,384,000 during the Operating Periods ended January 3, 2010 and December 28, 2008, respectively. Under current accounting rules, the Successor Company is required to consider all items, including items recorded in other comprehensive income, in determining the amount of tax benefit that results from a loss from continuing operations and that should be allocated to continuing operations. As a result, the Successor Company recorded a tax benefit on

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11. Income Taxes (continued)

the loss from continuing operations for each Operating Period, which will be exactly offset by income tax expense on other comprehensive income for each Operating Period. However, while the income tax benefit from continuing operations is reported on the statement of operations, the income tax expense on other comprehensive income is recorded directly to accumulated other comprehensive income (loss), which is a component of stockholders’ equity. Because the income tax expense on other comprehensive income is equal to the income tax benefit from continuing operations, the Successor Company’s net deferred tax position in all Operating Periods presented is not impacted by this tax allocation.

The Successor Company has a liability for uncertain tax positions of approximately $483,000 and $1,048,000 at January 3, 2010 and December 28, 2008, respectively, which is reflected in other long-term liabilities and includes interest of approximately $76,000 and $0 as of January 3, 2010 and December 28, 2008, respectively. During the Operating Periods ended January 3, 2010 and December 28, 2008, the Successor Company reduced this liability and recorded a current federal tax benefit of approximately $565,000 and $466,000, respectively, related to expiration under the statute of limitations. The Successor Company adopted the FASB pronouncement under ASC 740-10 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes) on December 29, 2008. The Successor Company recorded no additional liabilities for uncertain tax positions as a result of the adoption and therefore recorded no adjustment to the opening balance of retained earnings. No federal or state tax returns are currently under examination. The Successor Company has unused federal and state net operating losses for years 1999 through 2009. As such, these years remain subject to examination by the relevant tax authorities.

The Successor Company has a net tax basis in goodwill of approximately $47,600,000 and $54,400,000 at January 3, 2010 and December 28, 2008, respectively. A portion of the amortization deductions related to goodwill and other intangibles is subject to limitations under Section 382 of the Internal Revenue Code. Approximately $6,000,000 of amortization deductions may be permanently lost as a result of this limitation.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Capital Stock

Series A Convertible Preferred Stock

In connection with the formation of NFI and the acquisition of ROC, NFI issued 157,603.016 shares of Series A Convertible Preferred Stock (Series A Preferred). These shares accrued cash dividends through June 22, 2009, at 13% of the per share face amount of $1,000, compounded annually. Effective June 22, 2009, the accumulating dividend preference on the Series A preferred was eliminated by resolution of the Series A Preferred Stockholders. The dividends are payable, when, as, and if declared by the Board of Directors. The shares are convertible into shares of common stock at a conversion rate based on a formula, which currently would result in the conversion of one share of Series A Preferred into one share of common stock. Upon conversion of the Series A Preferred into common stock, all accrued dividends with respect to such converted shares shall be cancelled. In the event of a sale or liquidation of the Company, the holder of the Series A Preferred is entitled to receive the greater of the per share face amount and the accumulated, unpaid dividends, or the amount received upon conversion into common stock, whichever is greater. The Series A Preferred can be converted at any time at the option of the holder. The Series A Preferred is mandatorily convertible in the event of certain public offerings, or sale or merger of the Company with specific terms.

Redeemable Series C Preferred Stock

Also in connection with the acquisition of ROC in 2008, NFI issued 10,000 shares of Series C Redeemable Preferred Stock (Series C Preferred). These shares accrue cash dividends at 17% of the per share face amount, currently $1,000, compounded annually. Dividends accrue daily and are payable upon exercise of specified redemption rights of either the Company or the holder.

The holder may require the redemption at any time on or after August 9, 2014, provided that such redemption is not otherwise prohibited under the credit facilities, or at any time that the Company obtains consent of the lenders under the credit facilities for the redemption. Based upon the redemption rights of the holder, the Series C Preferred is classified outside of permanent equity. The shares are recorded at redemption amount, reflecting dividends not currently declared or paid but which will be payable under the redemption features, or for which ultimate payment is not solely within the control of the Company. Dividends accrued and included in the redemption amount of the shares total $3,191,750 and $1,275,000 as of January 3, 2010 and December 28, 2008, respectively. In the event of a sale or liquidation of the Company, the holder of the Series C Preferred is entitled to receive the per share face amount plus the accumulated, unpaid dividends.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Capital Stock (continued)

Stock Incentive Plans

2007 Rollover Stock Incentive Plan

In connection with the acquisition of NFAC, NFI’s Board of Directors approved the plan and grant of fully vested options to purchase 2,710.415 shares of Series B Convertible Preferred Stock (Series B Preferred). The terms of the Series B Preferred are essentially the same as Series A Preferred except that it does not have a dividend requirement. There is, however, a deferred compensation arrangement that provides for payment of additional compensation on terms comparable to the dividends on the Series A Preferred. At January 3, 2010, 2,710.415 shares of Series B Preferred have been reserved. No additional shares are available for grant under the 2007 Rollover Stock Incentive Plan.

A summary of option activity for the 2007 Rollover Stock Incentive Plan is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
Series B Convertible Preferred:
Outstanding and exercisable at August 9, 2007
Granted	2,710.415	$158.74	9.61
Forfeited	—
Exercised	—
Outstanding and exercisable at December 30, 2007	2,710.415	158.74	9.61
Forfeited	—
Exercised	8.828	152.87
Outstanding and exercisable at December 28, 2008	2,701.587	158.76	8.61
Forfeited	(137.284)	262.32
Exercised	(219.990)	80.71

Outstanding and exercisable at January 3, 2010	2,344.313	$160.02	7.60

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Capital Stock (continued)

The options to purchase the Series B Preferred were granted in connection with the acquisition of NFI and were considered in the initial purchase price allocation. There are no further options available for future grant.

2007 Incentive Compensation Plan

On August 8, 2007, the Board of Directors approved the 2007 Incentive Compensation Plan (the Plan) pursuant to which 15,175 shares of common stock have been reserved. The Plan was established to permit employees of the Company to acquire shares of common stock of NFI. Options to issue 15,175 shares have been authorized under the Plan. All options have a ten-year life. At January 3, 2010, NFI had 9,049 shares available for future grants under the Plan.

NFI has granted options with two vesting methods:

•	“Service Options” vest 33.3% per year over a three-year period. Vesting is accelerated in the event of a change of control.

•	“Performance Options” vest on an annual basis upon achievement of the performance criteria. Vesting can be accelerated in the event of a change of control.

No options were granted in 2007. The Company did not meet the minimum performance criteria for 2008 or 2009 and therefore all 2008 and 2009 Performance Options are considered to have been forfeited at December 28, 2008 and January 3, 2010, respectively. There were no options exercisable at January 3, 2010.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Capital Stock (continued)

A summary of option activity is presented below:

	Outstanding
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
Outstanding at August 9, 2007	—
Granted	8,130	$1,000	9.18
Cancelled/forfeited/expired	(2,265)	1,000

Outstanding at December 28, 2008	5,865	1,000	9.18
Granted in 2009	3,534	719	9.42
Cancelled/forfeited/expired	(3,273)	781

Outstanding at January 3, 2010	6,126	$955	9.22

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Capital Stock (continued)

The fair value of employee stock options was calculated using the Black-Scholes method based on the following assumptions:

	Operating Period Ended
	January 3, 2010	December 28, 2008
Expected life (in years)	6.00	6.00
Risk-free interest rate	3.19%	3.11%
Expected volatility	90.50	42.00
Dividend yield	0.00%	0.00%
Weighted-average fair value of options granted	$94.20	$282.91

The Company recognized approximately $69,000 and $51,600 in stock-based compensation cost for the Operating Periods ended January 3, 2010 and December 28, 2008, respectively. No stock compensation expense was recorded during the Operating Period ended December 30, 2007, as the options to purchase the Series B Preferred were granted in connection with the acquisition of NFI and were considered in the initial purchase price allocation. No other options were granted in the Operating Period ended December 30, 2007.

In connection with the Sale, all vested stock options and restricted stock were paid in cash. For the Predecessor Operating Period, the Predecessor Company recorded stock-based compensation expense of approximately $7,256,000 based on payments made for vested options and restricted stock of approximately $7,493,000 less amounts expensed in prior periods of approximately $237,000.

13. Derivatives

All derivative instruments are recorded on the consolidated balance sheet at fair value. Gains or losses resulting from changes in the values of those derivatives are accounted for depending upon the use of the derivative and whether it qualifies for hedge accounting. The Company uses derivative instruments to manage the fluctuations in cash flows resulting from interest rate risk on variable-rate debt financing.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

13. Derivatives (continued)

In August 2007, in connection with the senior first and second lien term loans, the Company entered into an interest rate swap arrangement to minimize exposure to interest rate fluctuations on $46,000,000 of outstanding variable rate debt under the new credit facility, where the Company pays a fixed rate of 4.815%. This agreement expires in August 2010, and no initial investment was made to enter into this arrangement. In June 2008, the Company entered into an interest rate swap arrangement to minimize exposure to interest rate fluctuations on an additional $30,000,000 of outstanding variable rate debt under the credit facility, where the Company pays a fixed rate of 4.1%. This agreement expires in May 2011, and no initial investment was made to enter into this arrangement. The Company executed the derivatives with a counterparty that is a well-known major financial institution. The Company has assessed the creditworthiness of its counterparty and, based on this analysis, has included a credit valuation adjustment in the fair value estimate of the derivative as of January 3, 2010. At December 28, 2008, the Company considered nonperformance to be unlikely, and had no such adjustment. The Company has formally documented the hedging relationships and accounts for the arrangements as cash flow hedges.

At January 3, 2010 and December 28, 2008, the interest rate swap agreements had a fair value of approximately $2,450,000 and $4,467,000, respectively, net of a credit valuation adjustment for counterparty risk of $97,000 and $0 at January 3, 2010 and December 28, 2008, and are reflected as a net liability in other long-term liabilities in the accompanying consolidated balance sheet. The Company recognizes all derivatives on the consolidated balance sheet at fair value, based on dealer quotes. Gains or losses resulting from changes in the values of these arrangements are recorded in other comprehensive income until the hedged item is recognized in earnings.

14. Fair Value of Financial Instruments

The Company’s cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, insurance collateral, other than current portion of self-insurance estimates, long-term debt and long-term liabilities, other than self-insurance estimates, constitute financial instruments. Based on management’s estimates, the carrying value of these financial instruments, excluding long-term debt, approximates their fair value as of the end of all periods presented.

The Company estimates the fair value of its variable fixed-rate, senior term loans and line of credit based on quoted market prices. The estimated fair value of the debt instruments was approximately $110,800,000 and $109,100,000 at January 3, 2010 and December 28, 2008, respectively, with a carrying value of approximately $122,000,000 and $136,800,000, respectively.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14. Fair Value of Financial Instruments (continued)

The fair value accounting guidance establishes a hierarchal disclosure framework, which ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is impacted by a number of factors, including the type of instrument and the characteristics specific to the instrument. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

Level 1 – quoted prices in active markets for identical assets or liabilities

Level 2 – directly or indirectly observable inputs other than quoted prices

Level 3 – unobservable inputs

An entity is required to maximize the use of quoted market prices and minimize the use of unobservable inputs. An asset or liability’s level is based on the lowest level of input that is significant to the fair value measurement.

The Company’s deferred compensation plan assets are invested in registered investment companies, which are valued based on published rates. The Company utilized these Level 1 inputs to value its deferred compensation asset and liability. The Company utilizes third-party valuations to assist in the determination of fair value of its two interest rate swaps and considers these derivatives instrument valuations to be Level 2 fair value measurements.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14. Fair Value of Financial Instruments (continued)

The following tables set forth the Company’s financial assets and liabilities that were measured at fair value on a recurring basis at January 3, 2010 and December 28, 2008, by level within the fair value hierarchy (in thousands):

January 3, 2010

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Deferred compensation asset	$2,059	$—	$—	$2,059
Derivatives	—	(2,450)	—	(2,450)
Deferred compensation liability	(2,059)	—	—	(2,059)

December 28, 2008

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Deferred compensation asset	$1,343	$—	$—	$1,343
Derivatives	—	(4,467)	—	(4,467)
Deferred compensation liability	(1,343)	—	—	(1,343)

15. Concentration of Credit Risk

The Company maintains cash with various financial institutions. The Company’s policy is designed to limit exposure with any one financial institution.

Credit risk with respect to trade accounts receivable is dispersed due to the nature of the business, the large number of customers, and the diversity of industries served, except for one customer that makes up 15.1% and 14.2% of the trade accounts receivable balance as of January 3, 2010 and December 28, 2008, respectively. The Company routinely performs credit evaluations of its customers.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16. Commitments and Contingencies

Employee 401(k) Plan

The Company sponsors a 401(k) plan for the provision of retirement and incidental benefits to its employees. The Nursefinders Inc. 401(k) Plan (the 401(k) Plan) covers substantially all employees who meet minimum age requirements. As allowed under Section 401(k) of the Internal Revenue Code, the 401(k) Plan allows employees to contribute from 1% to 100% of their annual compensation, limited to a maximum amount as set by the Internal Revenue Service. Participants who are over the age of 50 can contribute an additional amount of their salary per year, as defined annually by the Internal Revenue Service. The Company matches employee contributions for a select class of employees at a rate of $0.25 per each $1.00 contributed, up to an annual maximum of $1,250.

The Club Staffing, Inc. 401(k) Profit Sharing Plan and Trust covers all employees that meet minimum age requirements and allows participants to defer up to 25% of their annual compensation, limited to a maximum amount as set by the Internal Revenue Service. There were no matching employer contributions made during the Operating Periods presented.

The ROC 401(k) Profit Sharing Plan covers all employees that meet minimum age requirements and have completed 6 months of service in which a minimum of 500 hours have been worked. The Company matches 50% of employee contributions up to 6% of the employees’ contribution.

The NHS 401(k) Profit Sharing Plan covers all employees that meet minimum age requirements and complete a minimum of three months of employment. The Company matches employee contributions at a discretionary percentage up to 6% of the employees’ contribution.

Company matching contributions to the 401(k) Plans totaled approximately $161,000, $403,000, 98,000, and $92,000 for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, respectively.

Deferred Compensation

The Company sponsors a nonqualified deferred compensation plan for its highly compensated employees. Plan assets of approximately $2,059,000 and $1,343,000, as of January 3, 2010 and December 28, 2008, are invested in registered investment companies. The short-term portion of $100,000 for each year is reflected in prepaid expenses and other current assets, and the remaining long-term portion is included in other assets. An offsetting deferred compensation

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16. Commitments and Contingencies (continued)

liability of approximately $2,059,000 and $1,343,000, as of January 3, 2010 and December 28, 2008, has been recognized by the Company, with the short-term portion reflected in accrued liabilities and the long-term portion reflected in other long-term liabilities as of each year. The asset includes contributions by employees. During the Operating Periods ended January 3, 2010, December 28, 2008, and December 30, 2007, and August 9, 2007, employees contributed approximately $367,000, $387,000, $104,000, and $217,000 respectively. The Company matches contributions for Linde employees at a rate based on certain financial performance measures. The match ranges from $0.25 to $0.30 per each $1.00 contributed, up to an annual maximum ranging from $2,500 to $4,500. Company matching contributions to the deferred compensation plan totaled approximately $19,000, $14,000, and $17,000 for the Operating Periods ended January 3, 2010, December 28, 2008, and December 30, 2007, respectively.

Leases

The Company leases real estate under operating agreements. Certain of these leases include options to renew, as well as rent escalation clauses based on inflation.

Future minimum lease payments under noncancelable operating leases as of January 3, 2010, are as follows:

2010	$4,077,153
2011	2,832,052
2012	1,686,530
2013	896,867
2014	638,285
Thereafter	929,315

Total minimum lease payments	$11,060,202

Total rent expense was approximately $5,296,000, $5,056,000, $1,963,000, and $2,301,000 for the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, respectively.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16. Commitments and Contingencies (continued)

Reserves for Self-Insured Claims

Workers’ compensation, health care benefits, and professional liability coverage are provided under partially self-insured plans. The Company has purchased stop-loss coverage in order to limit its exposure. The Company records its estimate of the ultimate cost of, and reserves for, workers’ compensation and professional liability based on actuarial computations and the Company’s loss history, as well as industry statistics. Furthermore, in determining its reserves, the Company includes reserves for estimated claims incurred but not reported. The ultimate cost of workers’ compensation, health care benefits, and professional liability will depend on actual costs incurred to settle the claims, and may differ from the amounts reserved by the Company for those claims.

Contingencies

On August 3, 2007, the Predecessor Company received correspondence from legal counsel representing a group of its franchisees. The group alleged that Nursefinders violated the terms of its franchise agreements in connection with the acquisitions of certain affiliated companies. In February 2008, this group filed suit against Nursefinders. The Predecessor Company settled the litigation with four of the five participants in 2008, and with the remaining participant in 2009. Estimated settlement costs were recorded by the Predecessor Company and actual costs were not significantly different from the estimate.

Regulatory Compliance

The health care industry is subject to numerous laws and regulations of federal, state, and local governments. The Company’s home health care services are subject to extensive federal, state, and local laws and regulations. Such laws and regulations include federal Medicare and state licensing requirements, periodic audits by government agencies, and mandatory compliance with federal and state antifraud, anti-abuse, and anti-kick back statutes and regulations. Management believes that the Company is in compliance with fraud and abuse policies, as well as other applicable government laws and regulations. While no material regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.

NF Investors, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

17. Related-Party Transactions

The Company expensed approximately $1,011,000, $1,000,000, and $1,384,000 during the Operating Periods ended January 3, 2010, December 28, 2008, and December 30, 2007, respectively, in consulting fees to stockholders of NFI, of which approximately $250,000 and $0 is included in accrued liabilities at January 3, 2010 and December 28, 2008, respectively. In addition, during the Predecessor Operating Period ended August 9, 2007, the Predecessor paid approximately $751,000 in consulting fees to stockholders of NAC and provided approximately $8,954,000 in medical staffing services to entities affiliated with an NAC stockholder.

In addition, the Company incurred approximately $170,000, $212,000, $77,000, and $108,000 during the Operating Periods ended January 3, 2010, December 28, 2008, December 30, 2007, and August 9, 2007, respectively, in office lease expense, from a partnership composed of certain former owners of Linde. Certain of these partners were employed by the Company and are stockholders of NFI. The Company also paid approximately $7,000 and $13,000 during the Operating Periods ended January 3, 2010 and December 28, 2008, respectively, to an advertising firm owned by an employee and stockholder of the Company.

18. Subsequent Events

The Company has evaluated events and transactions subsequent to January 3, 2010 through March 29, 2010, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure.